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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-202111 on Form S-8 of our report dated March 31, 2015, relating to the consolidated financial statements and financial statement schedule of Inovalon Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Inovalon Holdings, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
March 31, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM